Exhibit 99.1

Ionis reports third quarter 2026 financial results and highlights progress on key programs

– ZANVASTROTM (zilganersen) first approved medicine for Alexander disease; first independent launch underway from leading neurology pipeline –

– TRYNGOLZA® (olezarsen) 2026 product sales guidance lowered as sHTG launch ramps more gradually than expected reflecting early dynamics of establishing a new treatment paradigm –

– DAWNZERA® (donidalorsen) launch momentum continues; reaffirming 2026 product revenue guidance –

– Reaffirming 2026 total revenue, operating loss and cash guidance –

CARLSBAD, Calif., November 9, 2026 – Ionis Pharmaceuticals, Inc. (Nasdaq: IONS) (the “Company”) today reported financial results and provided key updates for the third quarter ended September 30, 2026.

“In 2026, we continue to advance innovative medicines for people with serious diseases, underscored by three approvals for groundbreaking first-in-class medicines, two of which are Ionis-owned,” said Brett P. Monia, Ph.D., chief executive officer of Ionis. “TRYNGOLZA, our first launch in a large indication, represents a new treatment paradigm for the underserved sHTG population. While initial sales progress has been more gradual than anticipated, we are encouraged by the underlying launch fundamentals. Importantly, we have identified clear opportunities to improve performance, and we remain confident in TRYNGOLZA's long-term growth potential. ZANVASTRO for people with Alexander disease marks our first independent neurology launch and lays the foundation for future launches from our leading neurology pipeline. In addition, our partnered pipeline continues to advance, with the recent approval of HIBSAGO for chronic hepatitis B and two additional positive Phase 3 outcomes creating near-term opportunities for additional potential approvals and revenue growth.”

Third Quarter 2026 Summary Financial Results(1):

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
	(amounts in millions)
Total revenue	$243	$157	$757	$740
Operating expenses	$373	$317	$1,107	$907
Operating expenses on a non-GAAP basis	$330	$286	$975	$816
Loss from operations	$(130)	$(160)	$(350)	$(167)
Loss from operations on a non-GAAP basis	$(87)	$(129)	$(218)	$(76)

(1)
Reconciliation of GAAP to non-GAAP basis contained later in this release.

Third Quarter 2026 Financial Highlights

●
Revenue in the third quarter and nine months ended September 30, 2026 increased by 55% and 64% respectively, compared to the same periods last year, excluding the one-time sapablursen upfront payment recognized in the second quarter of 2025, driven by increased commercial revenue and substantial R&D revenue from multiple partnerships

●
Operating expenses for the third quarter and nine months ended September 30, 2026 were in line with expectations and increased year over year primarily from investments related to the commercialization efforts for TRYNGOLZA, DAWNZERA and ZANVASTRO

●
Ended the third quarter of 2026 with cash and short-term investments of $1.9 billion

Third Quarter 2026 Financial Results

“In the third quarter, we generated higher quarter-over-quarter commercial revenue and substantial R&D revenue from partnered medicines while continuing to invest in our innovative wholly owned pipeline. Our commercial revenue growth was driven by DAWNZERA, which continues to gain momentum, supporting our confidence in achieving full-year DAWNZERA product sales guidance. These results keep us on track to achieve our 2026 total revenue, operating loss and cash guidance,” said Elizabeth L. Hougen, chief financial officer of Ionis. “We are lowering our 2026 TRYNGOLZA product sales guidance to reflect a more gradual ramp than we anticipated. We remain confident in TRYNGOLZA’s potential to deliver sustained, long-term revenue growth and multi-billion-dollar peak sales. As we execute on our independent launches and advance the many additional opportunities across our rich pipeline, we remain committed to achieving our goal of sustained positive cash flow and long-term value creation.”

Recent Highlights - Wholly Owned Medicines

●
TRYNGOLZA® (olezarsen), the first FDA-approved treatment to reduce triglycerides and acute pancreatitis risk in adults with severe hypertriglyceridemia (sHTG) as an adjunct to diet

o
Generated U.S. net product sales of $9 million and $41 million in the third quarter and nine months ended September 30, 2026, respectively
■
Full year 2026 product sales guidance lowered to approximately $50 million, reflecting a more gradual launch ramp than anticipated as Ionis establishes a new treatment paradigm for people with sHTG
o
FCS launch outside the U.S. underway; received a positive opinion from the Committee for Medicinal Products for Human Use (CHMP) for sHTG (sHTG fasting triglyceride levels of ≥880 mg/dL [≥10 mmol/L]), paving the way to bring TRYNGOLZA to sHTG patients across Europe with a final approval decision expected in the fourth quarter of 2026
o
Presented positive results from the CORE and CORE2 open-label extension study (CORE-OLE) at the European Society of Cardiology (ESC) Congress in August 2026
●
DAWNZERA® (donidalorsen), the first and only RNA-targeted prophylactic therapy for hereditary angioedema (HAE) in patients 12 years of age and older
o
Generated U.S. net product sales of $37 million and $79 million in the third quarter and nine months ended September 30, 2026, respectively
o
On track to achieve full year 2026 product sales guidance of $110-120 million, representing a continuing driver of year-over-year revenue growth

o
Launch outside the U.S. underway, with new market approvals in Europe and Canada
●
ZANVASTROTM (zilganersen), the first and only disease-modifying treatment approved for children and adults with Alexander disease (AxD)
o
Launch underway with first patients dosed with commercial drug
o
Commercializing outside the U.S. with Recordati, assuming approval
●
Obudanersen, a potential first-in-class treatment for Angelman syndrome (AS)
o
Completed enrollment in the Phase 3 REVEAL study, with data expected in the second half of 2027
o
Initiated Phase 3 CHAMPION study in people with AS due to paternal uniparental disomy (UPD), or imprinting center defects (abbreviated as either ID or ICD)
●
ION775, an investigational siRNA for sHTG with the potential for semiannual or less frequent dosing, entered a Phase 2 study in people with sHTG and moderately elevated triglycerides (HTG), based on Phase 1 results showing robust triglyceride lowering with potential for extended dosing intervals
o
Presented and published positive results from the Phase 1 study at ESC and in the Journal of Clinical Lipidology in August 2026

Recent Highlights – Partnered Medicines

●
SPINRAZA® (nusinersen) for the treatment of spinal muscular atrophy (SMA) generated global sales of $461 million in the third quarter of 2026, an increase of 23% compared to the same period in 2025, resulting in royalty revenue of $69 million
●
WAINUA® (eplontersen) (WAINZUA in EU) for the treatment of adults with polyneuropathy of hereditary transthyretin-mediated amyloidosis (ATTRv-PN) generated global sales of $68 million in the third quarter of 2026, resulting in royalty revenue of $7 million
o
Global WAINUA ATTRv-PN launches continuing with additional submissions in progress to further expand global WAINUA access
o
Presented and published Phase 3 CARDIO-TTRansform study results of eplontersen for the treatment of transthyretin-mediated amyloid cardiomyopathy (ATTR-CM) at ESC and in the New England Journal of Medicine in August 2026. Although the study missed the primary composite endpoint in the overall population, eplontersen demonstrated nominal significance in the pre-specified monotherapy population and a favorable safety and tolerability profile
●
HIBSAGOTM (bepirovirsen), first-in-class treatment for chronic hepatitis B (CHB)
o
Approved in the U.S., Japan and Canada
o
Under regulatory review in additional countries, including the EU and China
●
Sefaxersen, first RNA-targeted potential treatment for Immunoglobulin A Nephropathy (IgAN)
o
Presented positive results from the Phase 3 IMAgINATION study at ASN in October 2026. The study met its primary endpoint, demonstrating a clinically meaningful 43.1% reduction in proteinuria relative to placebo at week 37 (p<0.0001), with a safety profile consistent with previous data. Results will be shared with health authorities

●
Ulefnersen Phase 3 study in patients with Fused in Sarcoma (FUS) Amyotrophic Lateral Sclerosis (ALS) met its primary endpoint (p=0.0005) and demonstrated a favorable safety and tolerability profile; data to be shared with health authorities
●
Sapablursen, a potential treatment for polycythemia vera, received Orphan Drug Designations in the U.S., EU and Japan

Revenue

Ionis’ revenue was comprised of the following:

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue:	(amounts in millions)
Commercial revenue:
Product sales, net:
TRYNGOLZA sales, net	$9	$32	$41	$57
DAWNZERA sales, net	37	1	79	1
ZANVASTRO sales, net	2	-	2	-
Total product sales, net	48	33	122	58
Royalty revenue:
SPINRAZA royalties	69	56	167	158
WAINUA royalties	7	13	34	33
Other royalties	5	7	14	19
Total royalty revenue	81	76	215	210
Other commercial revenue	7	7	26	26
Total commercial revenue	136	116	363	294
Research and development revenue:
Collaborative agreement revenue	103	31	356	414
WAINUA joint development revenue	4	10	38	32
Total research and development revenue	107	41	394	446
Total revenue	$243	$157	$757	$740

Commercial revenue for the third quarter and nine months ended September 30, 2026 increased 18% and 23%, respectively, compared to the same periods in 2025. This increase was primarily driven by DAWNZERA product sales. Research and development revenue was also higher in the third quarter and nine months ended September 30, 2026, compared to the same periods in 2025, driven by multiple payments for programs advancing under the Company’s R&D collaborations, and excluding the $280 million upfront payment for the global license of sapablursen to Ono Pharmaceutical Co., Ltd. the Company received in the second quarter of 2025.

Operating Expenses

Operating expenses for the third quarter and nine months ended September 30, 2026 increased year over year, in line with expectations, primarily from investments related to the commercialization efforts for TRYNGOLZA, DAWNZERA and ZANVASTRO, with full-year expenses remaining on track for low-teens percentage growth year-over-year.

Balance Sheet

As of September 30, 2026, Ionis’ cash, cash equivalents and short-term investments decreased to $1.9 billion, compared to $2.7 billion on December 31, 2025, primarily due to repayment of the 0% convertible notes on April 1, 2026 and cash used to fund operations.

2026 Financial Guidance

Ionis reaffirms its 2026 total revenue, including DAWNZERA product sales, operating loss and cash guidance based on its year-to-date results and fourth quarter outlook. Following the first full quarter of the TRYNGOLZA launch as the first and only treatment to reduce triglycerides and acute pancreatitis in people living with severe hypertriglyceridemia, Ionis is lowering TRYNGOLZA 2026 product sales guidance to reflect a more gradual-than-anticipated near-term launch ramp, while remaining confident in TRYNGOLZA’s long-term growth potential.

Full Year 2026 Guidance	Previous Guidance	New Guidance
Total Revenue	$875-900 million	Unchanged
TRYNGOLZA product sales, net	$100-110 million	~$50 million
DAWNZERA product sales, net	$110-120 million	Unchanged
Operating loss on a non-GAAP basis	$425-475 million	Unchanged
Cash, cash equivalents and short-term investments	>$1.6 billion	Unchanged

Webcast and Other Updates

Management will host a conference call and webcast to discuss Ionis’ third quarter 2026 results at 9:00 a.m. Eastern time on Monday, November 9, 2026. Interested parties may access the webcast here. A webcast replay will be available for a limited time at the same address. To access the Company’s third quarter 2026 earnings slides click here.

Ionis’ Marketed Medicines

TRYNGOLZA® (olezarsen): TRYNGOLZA was approved by the U.S. Food and Drug Administration as an adjunct to diet to reduce triglycerides (TG) and the risk of acute pancreatitis in adults with severe hypertriglyceridemia (sHTG: TG ≥500 mg/dL) and as an adjunct to diet to reduce TG in adults with familial chylomicronemia syndrome (FCS). For more information about TRYNGOLZA, including the full U.S. Prescribing Information, visit tryngolza.com.

DAWNZERA® (donidalorsen): DAWNZERA was approved by the U.S. Food and Drug Administration for prophylaxis to prevent attacks of hereditary angioedema (HAE) in adult and pediatric patients 12 years of age and older. For more information about DAWNZERA, including the full U.S. Prescribing Information, visit dawnzera.com.

ZANVASTROTM (zilganersen): ZANVASTRO was approved by the U.S. Food and Drug Administration for the treatment of Alexander disease (AxD) in pediatric and adult patients. For more information about ZANVASTRO, including the full U.S. Prescribing Information, visit zanvastro.com.

For more information about SPINRAZA, WAINUA, HIBSAGO and QALSODY, visit spinraza.com, wainua.com, hibsago.com, qalsody.com, respectively. QALSODY is approved under accelerated approval based on reduction in plasma neurofilament light chain (NfL) observed in patients treated with QALSODY. Continued approval may be contingent upon verification of clinical benefit in confirmatory trial(s).

About Ionis Pharmaceuticals, Inc.

For more than three decades, Ionis has invented medicines that bring better futures to people with serious diseases. Ionis currently has marketed medicines and a leading pipeline in neurology, cardiometabolic disease and select areas of high patient need. As the pioneer in RNA-targeted medicines, Ionis continues to drive innovation in RNA therapies in addition to advancing new approaches in gene editing. A deep understanding of disease biology and industry-leading technology propels our work, coupled with a passion and urgency to deliver life-changing advances for patients. To learn more about Ionis, visit Ionis.com and follow us on X (Twitter), LinkedIn and Instagram.

Ionis Forward-looking Statements

This press release includes forward-looking statements regarding Ionis’ business, financial guidance and the therapeutic and commercial potential of our commercial medicines, additional medicines in development, technologies and our expectations regarding development and regulatory milestones. Any statement describing Ionis’ goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties including those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines. Ionis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Ionis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Ionis. Except as required by law, we undertake no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Ionis' programs are described in additional detail in Ionis' annual report on Form 10-K for the year ended December 31, 2025, and most recent Form 10-Q, which are on file with the Securities and Exchange Commission. Copies of these and other documents are available from the Company.

In this press release, unless the context requires otherwise, “Ionis,” “Company,” “we,” “our” and “us” all refer to Ionis Pharmaceuticals and its subsidiaries.

Ionis Pharmaceuticals® is a registered trademark of Ionis Pharmaceuticals, Inc. TRYNGOLZA® is a registered trademark of Ionis Pharmaceuticals, Inc. DAWNZERA® is a registered trademark of Ionis Pharmaceuticals, Inc. ZANVASTROTM is a trademark of Ionis Pharmaceuticals, Inc. AKCEATM is a trademark of Akcea Therapeutics, Inc. TEGSEDITM is a trademark of Akcea Therapeutics, Inc. WAYLIVRATM is a trademark of Akcea Therapeutics, Inc. SPINRAZA® and QALSODY® are registered trademarks of Biogen. WAINUA® is a registered trademark of the AstraZeneca group of companies. HIBSAGOTM is a trademark of the GSK group of companies.

Ionis Investor Contact:
D. Wade Walke, Ph.D.
IR@ionis.com
760-603-2331

Ionis Media Contact:
Hayley Soffer
media@ionis.com
760-603-4679

IONIS PHARMACEUTICALS, INC.

SELECTED FINANCIAL INFORMATION
Condensed Consolidated Statements of Operations
(In Millions, Except Per Share Data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Commercial revenue:
Product sales, net	$48	$33	$122	$58
Royalty revenue	81	76	215	210
Other commercial revenue	7	7	26	26
Total commercial revenue	136	116	363	294
Research and development revenue:
Collaborative agreement revenue	103	31	356	414
WAINUA joint development revenue	4	10	38	32
Total research and development revenue	107	41	394	446
Total revenue	243	157	757	740
Expenses:
Cost of sales	3	2	9	8
Research, development and patent	216	218	643	636
Selling, general and administrative	154	97	455	263
Total operating expenses	373	317	1,107	907
Loss from operations	(130)	(160)	(350)	(167)

Other income (expense):
Interest expense related to the sale of future royalties	(4)	(18)	(39)	(55)
Other income, net	24	49	73	70
Loss before income tax benefit (expense)	(110)	(129)	(316)	(152)

Income tax benefit (expense)	-	-	(1)	-

Net loss	$(110)	$(129)	$(317)	$(152)
Basic and diluted net loss per share	$(0.66)	$(0.80)	$(1.92)	$(0.95)
Shares used in computing basic and diluted net loss per share	166	160	166	159

IONIS PHARMACEUTICALS, INC.

Reconciliation of GAAP to Non-GAAP Basis:
Condensed Consolidated Operating Expenses, Loss From Operations, and Net Loss
(In Millions)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	(unaudited)
As reported cost of sales according to GAAP	$3	$2	$9	$8
Excluding compensation expense related to equity awards (1)	-	-	-	(1)
Non-GAAP cost of sales	$3	$2	$9	$7

As reported research, development and patent expenses according to GAAP	$216	$218	$643	$636
Excluding compensation expense related to equity awards	(24)	(21)	(74)	(61)
Non-GAAP research, development and patent expenses	$192	$197	$569	$575

As reported selling, general and administrative expenses according to GAAP	$154	$97	$455	$263
Excluding compensation expense related to equity awards	(19)	(10)	(58)	(29)
Non-GAAP selling, general and administrative expenses	$135	$87	$397	$234

As reported operating expenses according to GAAP	$373	$317	$1,107	$907
Excluding compensation expense related to equity awards	(43)	(31)	(132)	(91)
Non-GAAP operating expenses	$330	$286	$975	$816

As reported loss from operations according to GAAP	$(130)	$(160)	$(350)	$(167)
Excluding compensation expense related to equity awards	(43)	(31)	(132)	(91)
Non-GAAP loss from operations	$(87)	$(129)	$(218)	$(76)

As reported net loss according to GAAP	$(110)	$(129)	$(317)	$(152)
Excluding compensation expense related to equity awards and related tax effects	(43)	(31)	(132)	(91)
Non-GAAP net loss	$(67)	$(98)	$(185)	$(61)

(1)	Amounts appear as zero due to rounding in millions.

Reconciliation of GAAP to Non-GAAP Basis

As illustrated in the Selected Financial Information in this press release, non-GAAP operating expenses, non-GAAP loss from operations, and non-GAAP net loss were adjusted from GAAP to exclude compensation expense related to equity awards and the related tax effects. Compensation expense related to equity awards are non-cash. These measures are provided as supplementary information and are not a substitute for financial measures calculated in accordance with GAAP. Ionis reports these non-GAAP results to better enable financial statement users to assess and compare its historical performance and project its future operating results and cash flows. Further, the presentation of Ionis’ non-GAAP results is consistent with how Ionis’ management internally evaluates the performance of its operations.

IONIS PHARMACEUTICALS, INC.
Condensed Consolidated Balance Sheets
(In Millions)

	September 30,	December 31,
	2026	2025
	(unaudited)
Assets:
Cash, cash equivalents and short-term investments	$1,884	$2,677
Contracts receivable	88	66
Other current assets	389	247
Property, plant and equipment, net	162	123
Right-of-use assets	228	239
Other assets	162	172
Total assets	$2,913	$3,524

Liabilities and stockholders’ equity:
Current portion of deferred contract revenue	$70	$74
0% convertible senior notes due April 2026, net – current	-	432
Liability related to sale of future royalties, net – current	138	12
Other current liabilities	227	265
0% convertible senior notes due 2030, net	754	751
1.75% convertible senior notes due 2028, net	570	568
Liability related to sale of future royalties, net	428	551
Long-term lease liabilities	262	262
Long-term obligations, less current portion	21	28
Long-term deferred contract revenue	49	92
Total stockholders’ equity	394	489
Total liabilities and stockholders’ equity	$2,913	$3,524

Key 2026 and 2027 Value Driving Events(1)

New Product Launches
Program	Indication	Location	2026	2027
DAWNZERA	HAE	EU	Achieved
TRYNGOLZA	sHTG	U.S.	Achieved
		EU	•
ZANVASTRO	Alexander disease	U.S.	Achieved
HIBSAGO	CHB	Japan	Achieved
		U.S.	•
		EU		•
		China		•
Sefaxersen	IgAN	U.S.		•
Ulefnersen	FUS-ALS	U.S.		•

Regulatory Actions
Program	Indication	Regulatory Action	2026	2027
Donidalorsen	HAE	EU approval decision	Achieved
Olezarsen	sHTG	U.S. approval decision	Achieved
		EU submission	Achieved
		EU approval decision	•
Zilganersen	Alexander disease	U.S. submission	Achieved
		U.S. approval decision	Achieved
Nusinersen (high dose)	SMA	EU approval decision	Achieved
		U.S. approval decision	Achieved
Bepirovirsen	CHB	Regulatory submission(s)	Achieved
		U.S. and Japan approval decisions	Achieved
		EU approval decision		•
		China approval decision		•
Pelacarsen	Lp(a)- CVD	U.S. submission	Not Achieved
Sefaxersen	IgAN	U.S. submission		•
		U.S. approval		•
Ulefnersen	FUS-ALS	U.S. submission		•
		U.S. approval		•

Key Phase 3 Clinical Events
Program	Indication	Event	2026	2027
Obudanersen	Angelman syndrome	REVEAL fully enrolled	Achieved
		REVEAL data		•
Bepirovirsen	CHB	B-Well data	Achieved
Pelacarsen	Lp(a)-CVD	Lp(a) HORIZON data	Not Achieved
Eplontersen	ATTR-CM	CARDIO-TTRansform data	Not Achieved
Sefaxersen	IgAN	IMAgINATION interim data	Achieved
		IMAgINATION data		•
Ulefnersen	FUS-ALS	FUSION data	Achieved
Salanersen	SMA	Phase 3 initiation	Achieved
Sapablursen	Polycythemia Vera	Phase 3 initiation	Achieved
Diranersen	Alzheimer’s disease	Phase 3 initiation		•

(1)
Timing expectations based on current assumptions and subject to change.

●
Indicates that the milestone is anticipated in the year indicated.

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